2834 Colorado Avenue, Suite 400
Santa Monica, CA 90404

May 5, 2026

Re:    Employment Agreement

Dear Heather:

    As you know, you previously were a party to that certain Second Amended and Restated Employment Agreement with FIGS, Inc. (the “Company”), effective as of August 4, 2022 (the “Agreement”), which expired pursuant to its terms on December 31, 2024, at which point you continued as an at-will employee of the Company pursuant to the terms of the Agreement. This letter (the “Letter”) confirms your discussions with the Company and serves to memorialize your agreement with the Company regarding the Agreement and your continued employment with the Company.

By executing this Letter, you and the Company hereby acknowledge and agree that, for as long as you continue to serve as Executive Chairman of the Board of Directors of the Company (the “Board”), the following provisions in the Agreement shall remain in full force or effect (notwithstanding the prior expiration of the Agreement):

•Section 2 (Obligations to the Company)
•Subclauses (a) – (d) of Section 3 (Compensation and Benefits)
•Subclauses (b) – (f) of Section 4 (Term; Effect of Termination of Employment)
•Sections 5 through Section 11 (Confidential Information and Other Company Policies; Non-Solicitation; Mutual Non-Disparagement; Enforcement/Remedies; Definitions; General; 409A)

The foregoing provisions shall be incorporated herein, mutatis mutandis; provided, however, that the “Term” shall expire upon your ceasing to serve as Executive Chairman of the Board. Following the expiration of the Term, you will continue as an at-will employee of the Company. The post-termination obligations pursuant to Sections 5-8 and 10(d) of the Agreement shall survive the expiration/termination of this Letter and/or your employment, however caused. The Company’s obligations under Section 7 of the Agreement shall survive the expiration/termination of this Letter and/or Executive’s employment, however caused. Nothing in this Letter modifies the at-will nature of your employment.

    Please indicate your acknowledgement of, and agreement to, the foregoing by signing below.

Sincerely,

/s/ Danielle Warner

Name: Danielle Warner
Title: General Counsel, FIGS, Inc.

Agreed and Acknowledged:

/s/ Heather Hasson
Heather Hasson